EXHIBIT 99.1

Liberty Broadband and GCI Liberty Announce Closing of Combination

ENGLEWOOD, Colorado, December 18, 2020 –Liberty Broadband Corporation (“Liberty Broadband”) (NASDAQ: LBRDA, LBRDK, LBRDP) and GCI Liberty, Inc. (“GCI Liberty”) (NASDAQ: GLIBA, GLIBP) each announced that Liberty Broadband has closed its acquisition of GCI Liberty via a stock-for-stock merger (the “combination”).

“We are pleased to have closed Liberty Broadband’s acquisition of GCI Liberty. This process was driven by independent special committees of each company, and we are confident that the transaction will unlock value and benefit the shareholders of both companies,” said Greg Maffei, Liberty Broadband President and CEO.

At the effective time of the combination, (i) each share of GCI Liberty Series A common stock outstanding immediately prior to the effective time was converted into 0.580 of a share of Liberty Broadband Series C common stock, (ii) each share of GCI Liberty Series B common stock outstanding immediately prior to the effective time was converted into 0.580 of a share of Liberty Broadband Series B common stock and (iii) each share of GCI Liberty Series A Cumulative Redeemable Preferred Stock outstanding immediately prior to the effective time was converted into one share of newly issued Liberty Broadband Series A Cumulative Redeemable Preferred Stock. Cash will be paid in lieu of issuing fractional shares of Liberty Broadband Series C common stock and Liberty Broadband Series B common stock.

As a result of the completion of the combination, shares of GCI Liberty Series A common stock and GCI Liberty Series A Cumulative Redeemable Preferred Stock will no longer trade on Nasdaq, and shares of GCI Liberty Series B common stock will be removed from quotation on the OTC Markets. Shares of Liberty Broadband Series A Cumulative Redeemable Preferred Stock are expected to begin trading on the Nasdaq Global Select Market under the symbol “LBRDP” when the market opens on December 21, 2020.

The major assets and liabilities of Liberty Broadband as of the closing of the combination are:

•	Assets
o	59.5 million shares of Charter Communications
o	GCI Holdings, LLC (“GCI”)
o	Skyhook
o	Approximately $1.5 billion cash & cash equivalents
•	Liabilities
o	$825 million principal 1.25% exchangeable senior debentures
o	$575 million principal 2.75% exchangeable senior debentures
o	$15 million principal 1.75% exchangeable senior debentures
o	$180 million preferred stock (liquidation value)
o	$310 million indemnification obligation (amount as of September 30, 2020)
o	$2.0 billion principal margin loan (total capacity $2.3 billion)
o	$1.4 billion GCI, LLC debt (principal amount, including finance leases and other)

As of December 15, 2020, the date of the special meetings of stockholders of GCI Liberty and Liberty Broadband to approve matters relating to the combination, the remaining repurchase authorization for Liberty Broadband was approximately $694 million and can be applied to repurchases of Series A and Series C shares of Liberty Broadband common stock.

About Liberty Broadband

Liberty Broadband Corporation’s (NASDAQ: LBRDA, LBRDK, LBRDP) businesses consist of its subsidiaries GCI Holdings, LLC (“GCI”) and Skyhook and Liberty Broadband Corporation’s interest in Charter Communications. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Forward-Looking Statements

This communication includes forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “expected” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. Similarly, statements about the combination and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Liberty Broadband stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, changes in laws or regulations and general market and economic conditions. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband and GCI Liberty expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty Broadband and GCI Liberty and about the risks and uncertainties related to the businesses of Liberty Broadband and GCI Liberty which may affect the statements made in this communication.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

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